Exhibit 99.1






For:     Immediate Release                           Contact:  Larry Lentych
         April 27, 2006                                        574 235 2000

                                                               Andrea Short
                                                               574 235 2000

                    1ST SOURCE INCOME RISES IN FIRST QUARTER,
                             CASH DIVIDEND REPORTED

     South Bend, IN -- 1st Source Corporation (Nasdaq: SRCE), parent company of 1st Source Bank, today reported net income of $9.93 million for the first quarter of 2006, up 43.04 percent over the $6.94 million reported in the first quarter of 2005.

         Christopher J. Murphy III, Chairman and Chief Executive Officer, commented on the first quarter by saying, "The performance of 1st Source continues to improve. It's been a busy and rewarding quarter. Assets, loans and leases, and deposits all grew. New banking centers were opened in Elkhart and Dowagiac, with the Dowagiac branch employing a new design. We were named as one of the "Best Places to Work in Indiana" in a survey sponsored by the Indiana Chamber and readers of our regional newspapers again selected us as the Best Bank in their readers' poll. Also, 1st Source has recently been selected as a founding member of the new NASDAQ Dividend Achievers Index, a special group of companies that have increased their annual regular dividend payments for the last 10 or more consecutive years."

        Mr. Murphy continued, "The quarter was also helped by one time events. We benefited by changes in compensation expenses of $1.5 million, and gains in venture capital investments of over $2.0 million. Credit quality was good as reflected by net recoveries for the period. Due to our concern about the increasing costs of oil and gas, and the problems being experienced by the U.S. auto industry and its effect on our regional economy and national niche businesses, we have continued to maintain strong credit reserves. Overall, it's a good, strong start to the year."


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         Diluted net income per share of common stock for the first quarter of
2006 amounted to $0.48 compared with $0.33 for the first quarter of 2005, an increase of 45.45 percent. Return on average common shareholders' equity for 1st Source Corporation was 11.53 percent compared to 8.60 percent for the first quarter of 2005, and return on average total assets was 1.18 percent compared to
0.84 percent a year ago.

         At its April meeting, the Board of Directors approved a first quarter cash dividend of $0.14 per common share, an increase of 16.67 percent over the first quarter cash dividend in 2005. The cash dividend will be payable on May 15, 2006, to shareholders of record May 8, 2006.

         As of March 31, 2006, the common equity-to-assets ratio for 1st Source was 10.04 percent, up from 9.78 percent a year ago. Common shareholders' equity was $347.35 million, up 6.34 percent from March 31, 2005. At the end of the first quarter of 2006, total assets were $3.46 billion, up 3.55 percent from a year ago. Loans and leases increased 8.80 percent and deposits increased 3.42 percent from a year ago.

         For the first quarter of 2006, 1st Source's recovery of provision for loan and lease losses was $0.30 million as compared to $0.42 million for the first quarter of 2005. Net recoveries were $0.70 million for the first quarter of 2006 compared to net charge-offs of $0.60 million in the first quarter of 2005. The reserve for loan and lease losses as of March 31, 2006, was 2.38 percent of total loans and leases compared to 2.75 percent as of March 31, 2005. The ratio of nonperforming assets to net loans and leases was 0.83 percent on March 31, 2006, compared to 1.10 percent for the same period last year.

         Tax-equivalent net interest income was $25.72 million for the first quarter of 2006, up 6.06 percent from 2005's first quarter, and the net interest margin was 3.29 percent versus 3.15 percent in the first quarter of 2005.

        Noninterest income for the three-month periods ended March 31, 2006 and 2005 was $19.01 million and $17.70 million, respectively. The predominant factor behind the increase in 2006 was gains on venture capital investments, due to market value adjustments. Insurance commissions, service charges on deposit accounts, equipment rental income, and trust fees increased during the first quarter of 2006 as compared to the first quarter 2005. These increases were partially offset by a decrease in mortgage banking income which was primarily due to minimal recoveries of mortgage servicing rights in the first quarter of 2006 compared to significant recoveries in the first quarter of 2005.


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        Noninterest expense for the three-month periods ended March 31, 2006 and
2005 was $29.41 million and $31.67 million, respectively. The decrease in noninterest expense for the first quarter of 2006 was primarily due to a one time reduction in the accrual for stock-based compensation expense related to the recognition of estimated forfeitures and the adoption of the new accounting standard on stock-based compensation. Additionally, group insurance costs were lower for the first quarter 2006 versus the first quarter of 2005.

         1st Source is the largest locally controlled financial institution headquartered and serving the northern Indiana-southwestern Michigan area. While delivering a comprehensive range of consumer and commercial banking services, 1st Source Bank has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, construction and environmental equipment. The Corporation includes 65 banking centers in 15 counties, 4 Trustcorp Mortgage offices in Indiana and Ohio, and 24 locations nationwide for the 1st Source Bank Specialty Finance Group. With a history dating back to 1863, 1st Source Bank has a tradition of providing superior service to clients while playing a leadership role in the continued development of the communities in which it serves.

         1st Source may be accessed on its home page at "www.1stsource.com." Its common stock is traded on the Nasdaq stock market under "SRCE" and appears in the National Market System tables in many daily newspapers under the code name "1st Src." Marketmakers in 1st Source common shares are Citigroup Global Markets, Incorporated; Crowell, Weedon & Company; FTN Midwest Securities; Goldman, Sachs & Company; Keefe, Bruyette & Woods, Inc.; Lehman Brothers, Incorporated; Morgan Stanley & Company, Inc.; Sandler O'Neill & Partners; Stifel, Nicolaus & Company; and William Blair & Company.

         1st Source's floating rate cumulative trust preferred security is traded on the Nasdaq stock market under the symbol "SRCEO." The rate for the second quarter, 2006 is 6.88 percent. Marketmakers in those securities are Howe Barnes Investments, Inc.; and Stifel, Nicolaus & Company.

         Except for historical information contained herein, the matters discussed in this document express "forward-looking statements." Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will," "should," and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other



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than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.

         1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source's actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source's competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.

                                      # # #


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

1st SOURCE CORPORATION                                                   Page 5
1st QUARTER 2006 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except for per share data)
                                                                        Three Months Ended
                                                                              March 31
                                                                      2006              2005
                                                               ---------------   ----------------
END OF PERIOD BALANCES
   Assets                                                      $   3,459,910    $   3,341,453
   Loans and leases                                                2,479,504        2,278,995
   Deposits                                                        2,678,421        2,589,939
   Reserve for loan and lease losses                                  59,097           62,647
   Intangible assets                                                  20,715           22,931
   Common shareholders' equity                                       347,350          326,629

AVERAGE BALANCES
   Assets                                                      $   3,405,052    $   3,338,667
   Earning assets                                                  3,171,897        3,124,749
   Investments                                                       633,839          777,542
   Loans and leases                                                2,457,080        2,278,249
   Deposits                                                        2,614,284        2,589,092
   Interest bearing liabilities                                    2,633,088        2,580,918
   Common shareholders' equity                                       349,303          327,535

INCOME STATEMENT DATA
   Net interest income                                         $      25,099    $      23,604
   Net interest income - FTE                                          25,723           24,253
   Recovery of provision for loan and lease losses                      (300)            (421)
   Noninterest income                                                 19,005           17,695
   Noninterest expense                                                29,406           31,674
   Net income                                                          9,933            6,944

PER SHARE DATA
   Basic net income per common share                           $        0.48    $        0.34
   Diluted net income per common share                                  0.48             0.33
   Cash dividends paid per common share                                0.140            0.120
   Book value per common share                                         16.96            15.77
   Market value - High                                                29.990           25.840
   Market value - Low                                                 24.900           20.390
   Basic weighted average common shares outstanding               20,588,714       20,718,976
   Diluted weighted average common shares outstanding             20,872,676       21,001,772

KEY RATIOS
   Return on average assets                                             1.18 %           0.84 %
   Return on average common shareholders' equity                       11.53             8.60
   Average common shareholders' equity to average assets               10.26             9.81
   End of period tangible common equity to tangible assets              9.50             9.15
   Net interest margin                                                  3.29             3.15
   Efficiency: expense to revenue                                      66.28            75.16
   Net (recoveries) charge-offs to average loans and leases            (0.12)            0.11
   Loan and lease loss reserve to loans and leases                      2.38             2.75
   Nonperforming assets to loans and leases                             0.83             1.10

ASSET QUALITY
  Loans and leases past due 90 days or more                    $         121    $         206
  Nonaccrual and restructured loans and leases                        15,071           21,281
  Other real estate                                                    1,192            1,438
  Repossessions                                                        4,640            1,459
  Equipment owned under operating leases                                  48            1,282
  Total nonperforming assets                                          21,072           25,666




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

1st SOURCE CORPORATION                                               Page 6
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited - Dollars in thousands)
                                                                     March 31, 2006   March 31, 2005
                                                                    ---------------  ---------------
ASSETS
Cash and due from banks                                                $    86,212      $    86,955
Federal funds sold and interest bearing deposits with other banks           27,001           26,252
Investment securities available-for-sale, at fair value                    647,256          733,786
  (amortized cost of $652,202 and $740,662 at
  March 31, 2006 and 2005, respectively)

Mortgages held for sale                                                     66,361           79,591

Loans and leases, net of unearned discount:
  Commercial and agricultural loans                                        464,350          431,750
  Auto, light truck and environmental equipment                            311,560          269,361
  Medium and heavy duty truck                                              299,421          274,097
  Aircraft financing                                                       445,664          423,017
  Construction equipment financing                                         237,156          200,601
  Loans secured by real estate                                             607,140          579,388
  Consumer loans                                                           114,213          100,781
                                                                    ---------------  ---------------
Total loans and leases                                                   2,479,504        2,278,995
Reserve for loan and lease losses                                          (59,097)         (62,647)
                                                                    ---------------  ---------------
Net loans and leases                                                     2,420,407        2,216,348

Equipment owned under operating leases                                      59,408           44,552
    (net of accumulated depreciation)
Premises and equipment                                                      37,482           37,581
Accrued income and other assets                                            115,783          116,388
                                                                    ---------------  ---------------

Total assets                                                           $ 3,459,910      $ 3,341,453
                                                                    ===============  ===============

LIABILITIES
Deposits:
  Noninterest bearing                                                  $   391,002      $   402,004
  Interest bearing                                                       2,287,419        2,187,935
                                                                    ---------------  ---------------
Total deposits                                                           2,678,421        2,589,939

Federal funds purchased and securities sold                                193,347          194,247
   under agreements to purchase
Other short-term borrowings                                                 87,502           97,401
Long-term debt and mandatorily redeemable securities                        33,501           18,027
Subordinated notes                                                          59,022           59,022
Accrued expenses and other liabilities                                      60,767           56,188
                                                                    ---------------  ---------------
Total liabilities                                                        3,112,560        3,014,824

SHAREHOLDERS' EQUITY
Preferred stock; no par value                                                    -                -
Common stock; no par value                                                   7,578            7,578
Capital surplus                                                            214,001          214,001
Retained earnings                                                          146,803          120,387
Cost of common stock in treasury                                           (17,982)         (11,096)
Accumulated other comprehensive loss                                        (3,050)          (4,241)
                                                                    ---------------  ---------------
Total shareholders' equity                                                 347,350          326,629
                                                                    ---------------  ---------------

Total liabilities and shareholders' equity                             $ 3,459,910      $ 3,341,453
                                                                    ===============  ===============



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1st SOURCE CORPORATION                                         Page 7
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands)
                                                            Three Months Ended
                                                                 March 31
                                                           2006           2005
                                                          ----------  ----------
Interest income:
  Loans and leases                                         $ 40,888    $ 33,637
  Investment securities, taxable                              3,925       3,818
  Investment securities, tax-exempt                           1,267       1,264
  Other                                                         316          77
                                                          ----------  ----------
Total interest income                                        46,396      38,796

Interest expense:
  Deposits                                                   17,033      12,316
  Short-term borrowings                                       2,760       1,702
  Subordinated notes                                          1,050         964
  Long-term debt and mandatorily redeemable securities          454         210
                                                          ----------  ----------
Total interest expense                                       21,297      15,192
                                                          ----------  ----------
Net interest income                                          25,099      23,604
Recovery of provision for loan and lease losses                (300)       (421)
                                                          ----------  ----------
Net interest income after recovery of provision for
  loan and lease losses                                      25,399      24,025

Noninterest income:
  Trust fees                                                  3,391       3,246
  Service charges on deposit accounts                         4,386       3,963
  Mortgage banking income                                     1,757       2,767
  Insurance commissions                                       1,682       1,164
  Equipment rental income                                     4,220       4,015
  Other income                                                1,486       1,636
  Investment securities and other investment gains            2,083         904
                                                          ----------  ----------
Total noninterest income                                     19,005      17,695
                                                          ----------  ----------
Noninterest expense:
  Salaries and employee benefits                             15,514      18,544
  Net occupancy expense                                       1,867       2,102
  Furniture and equipment expense                             3,134       2,642
  Depreciation - leased equipment                             3,382       3,323
  Supplies and communication                                  1,363       1,343
  Other expense                                               4,146       3,720
                                                          ----------  ----------
Total noninterest expense                                    29,406      31,674
                                                          ----------  ----------
Income before income taxes                                   14,998      10,046
Income tax expense                                            5,065       3,102
                                                          ----------  ----------
Net income                                                 $  9,933    $  6,944
                                                          ==========  ==========


The NASDAQ Stock Market National Market Symbol: "SRCE" (CUSIP #336901 10 3) Please contact us at shareholder@1stsource.com


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